UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On June 2, 2020, NeuroOne Medical Technologies Corporation (the “Company”) held a meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the proposal to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation” ), to effect a reverse stock split of its outstanding common stock at a ratio in the range of one-for-two to one-for-five, to be determined at the discretion of the board of directors of the Company (the “Board” ).

On March 11, 2021, the Board approved a one-for-three reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On March 31, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 4:01 p.m. Eastern Time on March 31, 2021, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on April 1, 2021.

When the Reverse Stock Split becomes effective, every three shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the next whole share.

The Company’s common stock will continue to trade on the OTCQB under the symbol “NMTC.” The new CUSIP number for the common stock following the Reverse Stock Split will be 64130M 209.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about May 1, 2020, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 31, 2021, the Company issued a press release announcing the Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of NeuroOne Medical Technologies Corporation.
99.1	Press Release dated March 31, 2021 announcing the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: March 31, 2021	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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